SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           MAVERICK TUBE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       -------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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
                            MAVERICK TUBE CORPORATION
                    16401 Swingley Ridge Road, Seventh Floor
                          Chesterfield, Missouri 63017

                            -----------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            -----------------------

To the Stockholders of:

     MAVERICK TUBE CORPORATION

     Our Annual Meeting of Stockholders ("Annual Meeting") will be held at The Doubletree Hotel and Conference Center, 16625 Swingley Ridge Road, Chesterfield, Missouri 63017, on Thursday, May 2, 2002 at 4:00 P.M., Central Daylight Time, for the following purposes:

     1. To elect nine (9) directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 4, 2002, as the date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of stockholders for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at our office, 16401 Swingley Ridge Road, Seventh Floor, Chesterfield, Missouri 63017.

     A copy of our 2001 Annual Report accompanies this Notice.


                                         By Order of the Board of Directors,

                                         /s/ Pamela G. Boone
                                         PAMELA G. BOONE
                                         Secretary

March 20, 2002
Chesterfield, Missouri


--------------------------------------------------------------------------------
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                            MAVERICK TUBE CORPORATION
                    16401 Swingley Ridge Road, Seventh Floor
                          Chesterfield, Missouri 63017

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

              ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 2, 2002

     As used in this Proxy Statement, unless the context otherwise requires, the terms "we," "us," "our," "Company" or "Maverick" refers to Maverick Tube Corporation.

     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors, for use at the Annual Meeting of Stockholders to be held on May 2, 2002, or any adjournment thereof (the "Annual Meeting"). The enclosed material are first being mailed or delivered to our stockholders on or about March 20, 2002.

     Solicitation of proxies is being made by the Company, and will be made primarily by mail. The cost of solicitation of proxies will be paid by us and will also include reimbursement paid to brokerage firms and others for their reasonable out-of-pocket expenses of forwarding solicitation materials to their principals.

     Recordholders of Maverick Tube Corporation's Common Stock and, indirectly, Maverick Tube (Canada) Inc.'s Exchangeable Shares at the close of business on March 4, 2002 may vote at the meeting. Each stockholder has one vote for each share of Common Stock and each Exchangeable Share. On March 4, 2002, there were a total of 32,812,036 shares entitled to vote at the meeting. These consisted of 29,077,071 shares of Common Stock and 3,734,965 Exchangeable Shares. References to "shares" and "stockholders" in this proxy statement and at the annual meeting include all common stockholders and exchangeable shareholders entitled to vote at the meeting.

     Exchangeable Shares are designed to have economic rights equivalent to Common Stock and they can be exchanged on a one-for-one basis into Common Stock. Exchangeable shareholders may vote indirectly at the meeting by instructing CIBC Mellon Trust Company, Trustee, how to vote their Exchangeable Shares. The Trustee will only vote pursuant to the instructions of the relevant shareholders and will not vote any shares for which it has not received instructions. An exchangeable shareholder may also instruct the Trustee to give a proxy to a holder specifically designated by the shareholder or to grant a proxy to the management of Maverick Tube Corporation. Like common stockholders, on or about March 20, 2002, exchangeable shareholders are being mailed this proxy statement and Maverick Tube Corporation's 2001 Annual Report. They are also being mailed a form of proxy and voting instruction card relating to their Exchangeable Shares.

     Directors are to be elected by a plurality of the votes cast at the meeting. Except as provided by law or our Certificate of Incorporation or By-laws, the affirmative vote of the holders of a majority of the shares entitled to vote at the meeting and present in person or represented by proxy is required to take action with respect to any other matter that may properly be brought before the meeting.

     Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy is a means by which a stockholder may authorize the voting of his or her shares at the meeting. The shares represented by each properly executed proxy card will be voted at the meeting in accordance with each stockholder's direction. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified by a holder of Common Stock, the Common Stock will be voted as recommended by the Board of Directors. However, if no choice has been specified by a holder of Exchangeable Shares, the Exchangeable Shares will not be voted with respect to such matter. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     The holders of a majority of the shares entitled to vote constitute a quorum. Votes that are withheld in the election of directors, abstentions on all other matters properly brought before the Annual Meeting and proxies relating to "street name" shares which are not voted by brokers on one or more, but less than all, matters (so called "broker non-votes") will be considered as shares present for purposes of determining a quorum. With respect to the election of directors, votes that are withheld will be excluded entirely from the vote and will have no effect. With regard to any other matters, abstentions (including proxies which deny discretionary authority in any other matters properly brought before this meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against any such other matters. Broker non-votes will not be treated as shares represented at the Annual Meeting as to such matter(s) not voted on and therefore will have no effect.

     You may revoke your proxy at any time before it is voted. Revocation may be made by attending the Annual Meeting and voting the shares of stock in person, or by delivering to our Secretary, at the principal office of Maverick prior to the Annual Meeting, a written notice of revocation or a later-dated, properly executed proxy.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of March 4, 2002 with respect to each person known by the Company to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock. This table is based on Schedules 13G filed with the Securities and Exchange Commission.

                   Name and Address                Amount and Nature    Percent
Title of Class    Of Beneficial Owner              of Beneficial Owner  of Class
--------------------------------------------------------------------------------
Common Stock      Mellon Financial Corporation(1)     1,995,932(2)         6.08%
                  One Mellon Center
                  Pittsburg, PA  15258

Common Stock      Lord, Abbett & Co.                  1,802,119(3)         5.49%
                  90 Hudson Street
                  Jersey City, NJ  07302
--------------------------------------------------------------------------------
(1) Shares reported by Mellon Financial Corporation, were reported as being beneficially owned by the following direct and indirect subsidiaries of Mellon Financial Corporation: (i) Boston Safe Deposit and Trust Company;
     (ii) Mellon Bank, N.A.; (iii) Mellon Capital Management Corporation; (iv) The Dreyfus Corporation; (v) The Boston Company Asset Management, LLC; (vi) MBC Investments Corporation and (vii) The Boston Company, Inc.

(2) Mellon Financial Corporation reported sole voting power of 1,693,032 shares; shared voting power of 221,400 shares; sole dispositive power of 1,993,862 shares; and shared dispositive power of 2,070

(3) Lord, Abbett & Co. reported sole voting and dispositive power of all 1,802,119 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     Under regulations of the Securities and Exchange Commission, persons who have power to vote or to dispose of our shares, either alone or jointly with others, are deemed to be beneficial owners of those shares. The following table shows, as of March 4, 2002, the beneficial ownership of (i) each of the executive officers named in the Summary Compensation Table, (ii) each present director and executive officer of Maverick and (iii) all present directors and executive officers as a group, of shares of our Common Stock. The individuals named have furnished this information to us.

                              Number of Shares       Currently          Percent
Name of Individual or          Beneficially         Exercisable            of
  Number in Group                 Owned              Options(1)          Class
--------------------------------------------------------------------------------
Pamela G. Boone..............       6,000              1,000                 *
C. Robert Bunch..............      31,150             28,750                 *
Gregg M. Eisenberg...........     184,808             70,000                 *
T. Scott Evans...............     118,286             56,000                 *
Rhys Eyton...................      25,600             17,800                 *
Dennis G. Flanagan...........      18,580             17,800                 *
Sudhakar Kanthamneni.........     111,008             60,000                 *
David H. Kennedy.............      61,650             25,000                 *
William E. Macaulay..........      21,000             21,000                 *
Wayne P. Mang................      25,000             25,000                 *
C. Adams Moore...............      25,000             25,000                 *
Richard W. Preckel...........      14,400              7,000                 *
J. Donald Wilson.............     250,046            245,106                 *
All current directors
 and executive officers
 as a group (13 persons).....     892,528            599,456               2.72%
                                                                  (of 32,812,036
                                                                         shares)
--------------------------------------------------------------------------------
 *   Represents less than 1% of the class.

(1) Number of shares of Common Stock issuable upon the exercise of options that are presently exercisable or will first become exercisable within 60 days of March 4, 2002. Such shares are included in the number of shares of Common Stock indicated under the column captioned "Number of Shares Beneficially Owned" above.


                          ITEM 1--ELECTION OF DIRECTORS

     The Company's Board of Directors, which has been comprised of eleven directors, will be reduced to nine at the 2002 Annual Meeting. Our Board had determined that this reduction would permit it to operate in a more efficient and effective manner. Management has expressed to Messrs. Robertson and Pether its appreciation for their past service to our Company.

     The term of office of each of the nine current members of our Board of Directors expires at the 2002 Annual Meeting. It is the intention of the persons named in the accompanying proxy, unless otherwise directed, to vote such proxies for the election of each of the nine nominees named below as our directors to serve until the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified. If any persons named below should become unavailable for election as a director, the holders of the proxies reserve the right to substitute another nominee of their choice. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH OF THE NINE NOMINEES NAMED BELOW.

     The following table sets forth information with respect to each nominee for election as a director, each of whom has agreed to serve if elected.

                                                                                                          Served
                                                                                                           as a
                              Principal Occupation and Business Experience                               Director
      Name             Age    During Past 5 Years and Other Directorships                                  Since
------------------------------------------------------------------------------------------------------------------
C. Robert Bunch        47     Vice President and Chief Administrative Officer of Input/Output, Inc.       1991
                              since November 1999; Partner in the law firm of King & Pennington,
                              L.L.P. from 1997 to 1999; Executive Vice President and Chief Operating
                              Officer of Oyo Geospace Corporation (June 1995-May 1996); Attorney,
                              Scott, Douglass & Luton, L.L.P. (June 1994-May 1995); President, Geo-
                              Capital Resources, L.C. (July 1993-May 1994).

Gregg M. Eisenberg     51     Chairman of the Board since February 1996; President, Chief Executive       1988
                              Officer and a Director of the Company since 1988.

Rhys T. Eyton          66     Chairman of Canadian Airlines Corporation Ltd. 1994 to 1995; Chairman       2000
                              of Canadian Hotel Income Properties since 1999; Director of Prudential
                              Steel from 1995 to 2000; Director of Vancouver Airport Authority since
                              2000; Director of Clarica Life Insurance Company since 1999.

Dennis G. Flanagan     62     President and Chief Executive Officer of Elan Energy Inc. from 1978 to      2000
                              1994; Executive Chairman of Elan Energy, Inc. until it was acquired by
                              Ranger Oil Limited in 1997; Director of Prudential Steel from 1997 to
                              2000; Director of NAL Energy, Inc. since 1998; Director of Nexen, Inc.
                              since 2000.

David H. Kennedy       52     Independent energy consultant since January 1999; Managing Director of      1996
                              First  Reserve  Corp.  from  1981  to  1998;  Director  of  Carbon
                              Energy Corporation and RBC Capital Partners Energy Fund.

William E. Macaulay    56     Chairman and Chief Executive Officer of First Reserve Corp. since 1983;     1987
                              Director of Weatherford International, Inc., National-Oilwell, Inc.,
                              Pride International, Inc. and Chairman of the Board of Dresser, Inc.
                              since 2001.

Wayne P. Mang          64     President & Chief Operating Officer Russel Metals from 1991 to May          1997
                              1997; President and Chief Executive Officer Metals Group of Federal
                              Industries Ltd. from 1982 to 1991; Non-Executive Chairman since 1996 and Director since 1986 of Wainbee Holdings, Ltd.

C. Adams Moore         68     Independent consultant in the steel distribution and fabrication            1996
                              businesses since February 1992; Vice President of Sales of Bethlehem
                              Steel Corporation and President of Bethlehem Steel Export Corporation
                              from 1983 to 1992; Director of Fisher Tank Company and Warren
                              Fabricating Corporation.

J. Donald Wilson       62     Vice President and Director of Calgary Exhibition and Stampede since        2000
                              1988; President and Chief Executive Officer of Prudential Steel from
                              1985 to 2000; Director of Prudential Steel from 1984 to 2000.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such individuals are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such forms furnished to us, we believe all Section 16(a) filing requirements applicable to our directors and executive officers were complied with during calendar 2001 and were filed timely.

Board Committees
----------------

     Our Board of Directors has established an Audit Committee, currently consisting of Messrs. Kennedy (Chairman), Eyton and Mang, and a Compensation Committee, currently consisting of Messrs. Bunch (Chairman), Kennedy and Moore. The functions of the Audit Committee are described under "Report of Audit Committee" below. The function of the Compensation Committee is to act on behalf of the Board of Directors with respect to the compensation of directors and executive officers. The Compensation Committee also administers Maverick's option and other benefit plans.

     During the year ended December 31, 2001, the Board of Directors held seven meetings, the Audit Committee held five meetings and the Compensation Committee did not meet in 2001. During such fiscal year each incumbent director attended no fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period and (ii) the meetings held during the period by the Committees of the Board of Directors on which he served.

Compensation of Directors
-------------------------

     We pay an annual retainer of $20,000 to each non-employee director. In addition, we pay each non-employee director for each Board of Directors meeting attended, and for each committee meeting attended, compensation of $1,500 and $750, respectively. We also pay the ordinary and necessary out-of-pocket expenses incurred by non-employee directors to attend Board of Directors and committee meetings. Pursuant to our Director Stock Option Plan, as amended, which was approved by our stockholders in February, 2000 (the "Directors' Plan"), in calendar 2001, each director of Maverick, other than Mr. Eisenberg, received an option to acquire 10,000 shares of Common Stock at an exercise price equal to the fair market value of such shares at the time of grant.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     No member of the Compensation Committee is now an officer or an employee of Maverick or any of its subsidiaries or has been at any time an officer of Maverick or any of its subsidiaries.

                             EXECUTIVE COMPENSATION

     The following table sets forth information relating to compensation paid to or accrued for the benefit of our Chief Executive Officer and each of our four highest paid executive officers (together identified as the "named executive officers") for all services rendered in all capacities to us during each of our last three completed fiscal years including the transition period. No compensation was paid in the form of restricted stock, stock appreciation rights or payouts pursuant to long-term incentive plans during any of the last three fiscal years including the transition period.

                           SUMMARY COMPENSATION TABLE

                                                                              Other Annual    Securities      All Other
                                        Fiscal Year     Salary      Bonus     Compensation    Underlying    Compensation/
 Name and Principal Position             Ended(1)       ($)(3)      ($)(4)       ($)(5)       Options(#)       ($)(6&7)
--------------------------------------------------------------------------------------------------------------------------
Gregg M. Eisenberg....................       2001      362,250     340,381           --              --           25,500
 Chairman of the Board, President and        2000      315,000     130,530           --          30,000           21,800
 Chief Executive Officer                     1999(2)    78,750      11,403           --              --            5,350
                                             1999      302,000      34,424           --          90,000           39,296

T. Scott Evans........................       2001      207,000     192,791           --              --           23,449
 Vice President--Commercial Operations       2000      180,000      75,534           --          25,000           21,008
                                             1999(2)    45,000       6,362           --              --            5,350
                                             1999      172,000      18,149           --          60,000           31,233

Sudhakar Kanthamneni..................       2001      212,750     200,904           --              --           23,493
 Vice President--Manufacturing and           2000      185,000      76,420           --          25,000           36,800
 Technology                                  1999(2)    46,250       6,967           --              --            9,100
                                             1999      177,000      21,850           --          60,000           46,273

Pamela G. Boone.......................       2001      136,075     124,442           --              --            5,484
 Vice President--Finance and Chief
 Financial Officer and Secretary

Richard W. Preckel....................       2001      140,000     131,653           --              --            6,041
 Vice President--Canadian Operations
 and President and Chief Executive
 Officer of Prudential Steel Ltd.
--------------------------------------------------------------------------------------------------------------------------

(1) Maverick changed its fiscal year from September 30th year-end to a December 31st year-end in 2000. As such, the summary compensation table reflects compensation paid during 1999 fiscal years, the transition period from October 1, 1999 to December 31, 1999 and the calendar years ending December 31, 2000 and 2001.

(2) Represents compensation paid during the transition period from October 1, 1999 to December 31, 1999.

(3) Includes that portion of salary deferred at the named executive officer's election under the Maverick Tube Corporation Savings for Retirement Plan (our "401(k) Plan").

(4) Executive officers of Maverick may earn bonuses under our Performance Bonus Plan (quarterly) and Profitability Bonus Plan (annually) if certain performance criteria, which are established annually, are met.

(5) Except as otherwise noted, other annual compensation paid or distributed to each of the named executive officers did not in any year exceed the lesser of $50,000 or 10% of his respective annual salary and bonus.

(6) Includes amounts contributed by us under our 401(k) Plan and additional compensation deferred under the Executive Deferred Compensation Plan established in fiscal 1996 for the benefit of certain executive officers. The Executive Deferred Compensation Plan provides for annual fixed deferred compensation awards (together with interest thereon) all of which are payable on the fifth anniversary of the first award, provided that the executive officer remains employed by us, or upon the executive officer's death or a change in control of Maverick. During calendar 2001, deferred compensation awards of $15,000, $15,000 and $15,000 were made to Messrs. Eisenberg, Evans and Kanthamneni, respectively.

(7) Includes additional amounts deferred under the Deferred Compensation Plan established in fiscal 1996 for the benefit of our executive officers and certain key managers. The Deferred Compensation Plan was established in order to retain the services of and provide long-term performance incentive to certain key employees of Maverick. The awards are established annually based on performance and profitability goals and cannot exceed 6% of the participant's base salary.

Stock Options
-------------

     No options or SARs were granted to any of the named executive officers during the calendar year 2001. The following table provides information, with respect to the named executive officers, concerning the exercise or settlement of options and/or SARs during the year ended December 31, 2001 and unexercised options and SARs held as of the end of December 31, 2001.


                         AGGREGATED OPTION EXERCISES IN
              LAST CALENDAR YEAR AND CALENDAR YEAR-END OPTION VALUES

                                                    Number
                                                 of Securities     Value of
                                                   Underlying    Unexercised
                                                  Unexercised    In-the-Money
                                                    Options        Options
                                                  at Calendar     at Calendar
                          Shares                  Year-End(#)     Year-End($)
                       Acquired on    Value       Exercisable/    Exercisable/
      Name             Exercise(#)  Realized($)  Unexercisable  Unexercisable(1)
--------------------------------------------------------------------------------
Gregg M. Eisenberg....       --           --     70,000/90,000 $532,750/$349,500
T. Scott Evans........   30,000      119,250     56,000/65,000 $432,325/$233,000
Sudhakar Kanthamneni..   30,000      119,250     60,000/65,000 $474,500/$233,000
Pamela G. Boone.......    4,000       18,730      1,000/12,000    $5,825/$11,650
Richard W. Preckel....    2,400       11,240      7,000/22,000   $22,775/$11,650
--------------------------------------------------------------------------------
(1) Represents the market value of the underlying Common Stock at the close of business on December 31, 2001, less the aggregate exercise price.

Employment Arrangements with Executive Officers
-----------------------------------------------

     We are not currently a party to any employment agreements with our officers or employees. We have entered into Severance Agreements with each of Messrs. Eisenberg, Evans and Kanthamneni. Such Severance Agreements provide for severance pay upon the involuntary termination of the executive officer (other than for cause) of an amount equal to one-half of the executive officer's then base annual salary. The Severance Agreements also provide for severance pay to the executive officer if, within 30 months following a "Change of Control" of Maverick, his employment with us (or our successor) is terminated by us (or our successor) other than for cause or is terminated by the executive officer for "good reason." In this event, the executive shall be entitled to a lump-sum severance payment equal to two and one-half times the sum of (i) his then Base Salary, and (ii) the value of his bonus under our Performance Bonus Plan, assuming that the specified performance criteria for the year in question is met. Additionally, the executive will be entitled to the continuation of certain benefits (such as health, life and disability insurance) for the 30 month period, and a "gross-up" payment in respect of "excess parachute payments," if any, resulting from payments under the Severance Agreement. A "Change of Control" is defined in the Severance Agreements to mean, generally, the occurrence of certain events which result in the acquisition by an entity, or group of entities acting in concert, of thirty-five percent (35%) or more of our outstanding Common Stock. The term "good reason" is defined in the Severance Agreements to mean, generally, a significant reduction of the duties or salaries, a required relocation of the such executive officer, the occurrence of certain breaches of the agreement by us or the determination of the executive officer that the business philosophy or policies of Maverick or its successor are not compatible with those of the executive officer. Additionally, the option agreements with each of the named executive officers with respect to options granted in November, 1995, September, 1996, November 1998 and November 2000 under our 1994 and 1990 Stock Option Plans respectively, becomes exercisable immediately upon the occurrence of certain events which would result in a Change of Control.

Certain Relationships and Related Transactions
----------------------------------------------

     In 2001, we paid club membership fees and certain other expenses (totaling approximately $60,553) to a country club in which Mr. Eisenberg, our Chairman and Chief Executive Officer, and Messrs. Evans and Kanthamneni, our Vice President--Commercial Operations and Vice President--Manufacturing and Technology, own a 24%, 4% and 4% equity interest, respectively. These fees and other expenses relate to club memberships used by certain officers and employees of Maverick in connection with business development activities and to foster customer relations. These membership fees and other expenses incurred by our executive officers and key employees were on substantially the same terms as those prevailing at the time for all members of the club. We expect to continue to pay similar membership fees and other expenses to this country club in calendar 2002.

     In 2001, we paid approximately $49 million to Dofasco, Inc. for hot rolled steel, which represented approximately 18.2% of our total steel purchases, pursuant to a written agreement that expires on October 1, 2004. Mr. Pether, one of our former directors, is Chief Operating Officer of Dofasco, Inc. We believe that our agreement with Dofasco, Inc. is on terms no less favorable to us than could have been obtained from unaffiliated third parties.

     In 2001, we lent certain of our officers and other key employees a total of $626,215 to assist them in funding the exercise of stock options previously granted to them and expiring on or about the date the loan was made. Each such loan, which is evidenced by a promisory note, is for a term of 2 years, bears interest at a rate of 6% per annum, is pre-payable in whole or in part without premium or penalty and is secured by a pledge of the stock issued upon the exercise of such stock options. Messrs. Evans, Kanthamneni, Preckel and Ms. Boone received loans of $254,142, $254,142, $19,421 and $32,370, respectively, which amounts were outstanding at March 20, 2002.


                          COMPENSATION COMMITTEE REPORT

     Our Compensation Committee is committed to providing a comprehensive compensation package designed to attract and retain quality executive officers, instill a long-term commitment to us and ensure that the interests of management and our stockholders are aligned. With this in mind, the Compensation Committee's principal objective is to link executive compensation to corporate performance. However, the Committee also considers progress on strategic and other qualitative goals when determining base salaries of our executive officers. The Committee's compensation policies include the following:

o establishing compensation levels competitive with those of similar-size manufacturing companies;

o balancing our short-term and long-term goals and performance and those of our executive officers and

o linking executive officer compensation to increasing shareholder value through stock options.

     Given the Compensation Committee's policies, our executive officers' compensation packages primarily include three elements: (1) base salary; (2) cash bonuses and (3) stock options.

Base Salaries
-------------

     Base salaries for our executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by referring to the relevant competitive marketplace for executive management, which includes a comparison to a self-selected group of other manufacturing companies of a size similar to that of Maverick. The comparative group is not limited to companies which comprise the published industry index. Rather, the Compensation Committee believes that the relevant marketplace for executive management is broader than that represented by other companies in our industry. The base salary for each of our executive officers is targeted generally at or below the mid-point within the comparative group. When determining base salary, the Compensation Committee also takes into account other aspects of the entire compensation package afforded by us to the individual officer, which include matching contributions under our 401(k) Plan, incentive compensation programs, deferred compensation and certain perquisites.

     Base salaries are reviewed annually and adjusted after considering executive officer salaries of the comparative group (as discussed previously), our performance for the year, the individual executive's contribution to that performance, achievement of individual performance objectives and years of service with us. The Compensation Committee exercises judgment and discretion in the information it reviews and the analysis it considers. In reviewing base salaries of our executive officers other than the Chief Executive Officer, the Compensation Committee also takes into account the views of Gregg M. Eisenberg, Chairman, President and Chief Executive Officer, whose views typically are subjective, such as his perception of the individual's performance, the importance of his role and functional responsibilities to the overall well-being of Maverick and any planned changes in functional responsibilities.

     In determining Mr. Eisenberg's base salary for calendar 2001, the Compensation Committee considered several factors. These factors, to which the Committee did not attribute specific values or weights, included (i) our financial performance during fiscal 2000 relative to our peers in the oil service business, (ii) competitive salary and bonus levels for Chief Executive Officers at comparably sized public companies in similar businesses as well as general inflation of salaries in the economy, and (iii) our position in the market place. Based on these considerations, the Compensation Committee set Mr. Eisenberg's base salary for calendar 2001 at $362,250 which reflects a 15% increase over fiscal 2000. Mr. Eisenberg was also awarded deferred cash compensation of $15,000 during calendar 2001 under our Deferred Compensation Program. See Note 6 to the "Summary Compensation table above.

Bonuses
-------

     Our executive officers are eligible for quarterly cash bonuses under the terms of our Performance Bonus Plan, not to exceed 15% of base salary, based on the achievement of specified objective criteria related to, among other things, sales and manufacturing results. In calendar 2001, the specified criteria were attained and Mr. Eisenberg and the other executive officers received quarterly cash bonuses.

     Our executive officers are also eligible for annual cash bonuses, under the terms of our Profitability Bonus Plan. Under this plan, the Compensation Committee establishes bonuses as a percentage of base salary, which for calendar 2001 was limited to 80% of base salary in the case of our executive officers. The criteria for annual bonuses in calendar 2001 were the achievement by us of a specified earnings per share target and the achievement of certain other performance goals. In calendar 2001, we achieved profitability within the range of the established profitability goal and therefore bonuses equal to 75% of the maximum bonus awardable pursuant to the Profitability Bonus Plan were awarded to our executives.

Stock Options
-------------

     The granting of stock options is a key part of our overall compensation program designed to provide our executive officers and other key employees with incentives to maximize our long-term financial performance and align their interests with those of our stockholders.

     In determining whether and how many options should be granted, the Committee may consider the seniority of and contributions of executive officers and key employees, as well as the number of options already held and such other factors as it deems appropriate. However, the Compensation Committee has not established target awards governing the receipt, timing or size of option grants under our stock option plans, other than to set a maximum limit. Thus, a determination by the Compensation Committee with respect to the granting of stock options is subjective in nature.

     The Compensation Committee's primary consideration for determining the number of shares covered by options provided during 2001 to Mr. Eisenberg and our other executive officers, was to encourage the long-term retention and performance of these officers. No options were granted to Mr. Eisenberg or the other named executives for the year 2001.

                                          Respectfully submitted,

                                          COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS OF
                                          MAVERICK TUBE CORPORATION

                                          C. Robert Bunch, Chairman
                                          David H. Kennedy, Member
                                          C. Adams Moore, Member




                             AUDIT COMMITTEE REPORT

     The Audit Committee, which functions pursuant to a written charter, consists of Messrs. Kennedy, Eyton and Mang, each of whom is "independent" in accordance with the standards imposed by the New York Stock Exchange. The functions of the Audit Committee are to (i) assist the Board in fulfilling its oversight responsibilities to stockholders, potential stockholders, the investment community and others with regard to the integrity of our financial reporting and the adequacy of our internal accounting and financial control, policies and procedures, (ii) serve as a communication focal point among non-Committee directors, management, the internal auditor and the independent auditors with respect to accounting, financial reporting and compliance, and
(iii) report on the independence of our independent auditors and internal auditor, the integrity of management and the adequacy of our public disclosures. Management has the primary responsibility for our financial statements and reporting process, including our system of internal controls.

     In fulfilling its oversight responsibilities with respect to the 2001 financial statements, the Audit Committee has:

o reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001 including a discussion of the quality and acceptability of our financial reporting and internal controls;

o reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgement as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61).

o discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board No. 1 and considered the compatibility of non-audit services with the auditors' independence; and

o discussed with the Company's internal auditor and independent auditors the overall scope and plans for their respective audits.

     In addition, the Audit Committee meets with the internal auditor and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee held five meetings during fiscal 2001.

     In reliance on the reviews  and  discussions  referred to above,  the Audit
Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          AUDIT COMMITTEE OF THE
                                          BOARD OF DIRECTORS OF
                                          MAVERICK TUBE CORPORATION

                                          David H. Kennedy, Chairman
                                          Rhys Eyton, Member
                                          Wayne P. Mang, Member


                  FEES BILLED BY INDEPENDENT PUBLIC ACCOUNTANTS

     The following table sets forth the amount of audit fees, financial information systems design and implementation fees, and all other fees billed or expected to be billed by Ernst & Young LLP, the Company's principal accountant, for the year ended December 31, 2001:


                                                                      Amount
                                                                  --------------
                                                                  (in thousands)

Audit Fee(1).                                                             $ 293
Financial Information Systems Design and Implementation Fees......            0
Other Audit Related Expenses(2)...................................          120
All Other Fees(3).................................................          822
                                                                  --------------
Total Fees........................................................      $ 1,235
                                                                  ==============

(1) Includes the annual financial statement audit and limited quarterly review services and expenses.

(2) Includes fees and expenses for other audit related activity provided by Ernst & Young LLP.

(3) Primarily represents tax services which include work performed related to the acquisistion of Prudential Steel, Ltd, preparation of tax returns and tax planning for acquisitions. The Audit Committee of the Board of Directors of the Company has considered whether the provision of financial information systems design and implementation and other non-audit services is compatible with maintaining Ernst & Young LLP's independence.

                                STOCK PERFORMANCE

     Set forth below is a line graph comparing the cumulative total shareholder return since October 1, 1996 through December 31, 2001 on our Common Stock against the cumulative total return of the NYSE Stock Market--U.S., the S&P 500 and the Philadelphia Exchange Oil Service Index.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
         AMONG MAVERICK TUBE CORPORATION, THE NYSE STOCK MARKET (U.S.),
           THE S&P 500 AND THE PHILADELPHIA EXCHANGE OIL SERVICE INDEX

                                  [LINE GRAPH]


                                   Philadelphia       NYSE          S&P
                                   Oil Services       Stock         500
Date                 Maverick      Sector Index      Exchange      Index
--------------------------------------------------------------------------------

09/30/1996               100             NFM             100         100
09/30/1997               589             100             135         128
09/30/1998                98              47             133         137
09/30/1999               238              61             176         173
12/31/1999               353              69             195         198
12/29/2000               323             101             183         178
12/31/2001               185              70             170         155
--------------------------------------------------------------------------------

*$100  INVESTED  ON  9/30/96  IN  STOCK  OR  INDEX--INCLUDING   REINVESTMENT  OF
DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30th 1996 THOUGH 1999, THREE MONTHS ENDED DECEMBER 31, 1999 AND CALENDAR YEARS DECEMBER 31, 2000 and 2001

(1)  The  Philadelphia  Oil Service Sector Index did not exist until  September,
     1997.

(2) On September 25, 2000, the Common Stock of Maverick was listed on the New York Stock Exchange and, on that same date, was withdrawn from trading on the NASDAQ National Market.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP, our independent public accountants for the fiscal year ended December 31, 2001, have been selected as our independent public accountants for the fiscal year ending December 31, 2002. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and will have the opportunity to make statements and respond to appropriate questions from stockholders.


                              STOCKHOLDER PROPOSALS

     Under our By-laws, any stockholder who wishes to bring a matter before an annual meeting of stockholders must deliver a written notice to our Secretary not less than 45 days nor more than 90 days before the anniversary date of the day that proxy materials were first mailed for the prior year's annual meeting of stockholders, provided the actual date of the annual meeting of stockholders is within 30 days of the anniversary date of the prior year's annual meeting. The written notice must contain the name and record address of the stockholder submitting the proposal, a brief description of the proposal sought to be raised at the meeting, the number of shares of our stock beneficially owned by the proposing stockholder and certain other information specified in our By-laws. Failure to comply with this advance notice requirement will preclude the stockholder from submitting the proposal to the meeting. For the 2002 Annual Meeting of Stockholders, such written notice must have been given not later than February 3, 2002, and not earlier than December 20, 2001. In addition, under the SEC's proxy rules, if a stockholder wishes to bring a matter before an annual meeting of stockholders but does not provide written notice of the proposal to us at least 45 days before the anniversary date of the day that proxy materials were first mailed for the prior year's annual meeting of stockholders, any proxies received by the Board of Directors from stockholders in response to its solicitation will be voted by our designated proxies in their discretion on such matter (if the matter is allowed to be brought before the meeting, consistent with our By-laws described above), regardless of whether specific authority to vote on such matter has been received from the stockholders submitting such proxies. Thus, any stockholder who wishes to submit a proposal at the 2003 Annual Meeting of Stockholders and also wishes to avoid the possibility of discretionary voting by our proxies on such matter must give written notice to our Secretary on or before February 3, 2002.

     Under the Securities and Exchange Commission's proxy rules, any stockholder proposal to be presented at the 2003 Annual Meeting of Stockholders must be received by our Secretary at our principal executive offices not later than November 20, 2002, for inclusion in the Board of Director's Proxy Statement and form of proxy related to that meeting. Each proposal submitted should be accompanied by the name and address of the stockholder submitting the proposal, the number of shares of Common Stock owned by him of record or beneficially and the date on which the shares were acquired. If the proponent is not a stockholder of record, proof of beneficial ownership should also be submitted. Each proposal must be a proper subject for action and comply with the proxy rules of the Securities and Exchange Commission.

     A COPY OF OUR ANNUAL REPORT TO STOCKHOLDERS FOR CALENDAR YEAR 2001 ACCOMPANIES THIS PROXY STATEMENT.

     A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR CALENDAR YEAR 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING RELATED FINANCIAL STATEMENTS AND SCHEDULES) IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST TO MAVERICK TUBE CORPORATION, 16401 SWINGLEY RIDGE ROAD, SEVENTH FLOOR, CHESTERFIELD, MISSOURI 63017; ATTN. SECRETARY.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE.

                                 OTHER BUSINESS

     Our Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as set forth in the Notice which accompanies this Proxy Statement. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                  By Order of the Board of Directors,

                                            /s/ Pamela G. Boone
                                            PAMELA G. BOONE
                                                Secretary

--------------------------------------------------------------------------------
PROXY - MAVERICK TUBE CORPORATION
--------------------------------------------------------------------------------

This Proxy is Solicited By the Board of Directors
For the Annual Meeting of Stockholder - May 2, 2002

The undersigned hereby appoints GREGG M. EISENBERG and PAMELA G. BOONE, and each of them, the true and lawful attorneys-in-fact, agents and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of stock of MAVERICK TUBE CORPORATION which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Doubletree Hotel and Conference Center, 16625 Swingley Ridge Road, Chesterfield, Missouri 63017, at 4:00 P.M., Central Daylight Time on Thursday, May 2, 2002, and at all adjournements, thereof, hereby revoking any proxy heretofore given with respect to such stock, and the undersigned authorize and instructs said proxies to vote as follows:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

MAVERICK TUBE CORPORATION

Mr. A Sample
Designation (If Any)
Add1
Add2
Add3
Add4                                            Holder Account Number
Add5                                            C 1234567890 J N T
Add6

Use a black pen.  Print in
CAPITAL letters inside the grey
areas as shown in this example.  ABC 123 X      [  ]  Mark this box with an X if
                                                      you have made changes to
                                                      your name or address
                                                      details above.

--------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
--------------------------------------------------------------------------------

A. Election of Directors:

1. The Board of Directors recommends a vote FOR the listed nominiees.


                              For   Withhold

01 - Gregge M. Eisenberg      [  ]    [  ]
02 - William E. Macaulay      [  ]    [  ]
02 - C. Robert Bunch          [  ]    [  ]
04 - C. Adams Moore           [  ]    [  ]
05 - David H. Kennedy         [  ]    [  ]
06 - Wayne P. Mang            [  ]    [  ]
07 - Rhys T. Eyton            [  ]    [  ]
08 - Dennis G. Flanagan       [  ]    [  ]
09 - J. Donald Wilson         [  ]    [  ]



B. Issue

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting and all adjourments thereof.



C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

This Proxy when properly executed will be voted in the manner directed herin by the stockholder(s) signing same. If no direction is given, this Proxy will be Voted FOR Proposals 1.

Please sign exactly as name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


Signature 1                  Signature 2                Date (dd/mm/yyyy)


-------------------------    ------------------------   ------------------------